UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2013 (May 16, 2013)

Niska Gas Storage Partners LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34733 (Commission File Number)	27-1855740 (IRS Employer Identification No.)

1001 Fannin Street, Suite 2500
Houston, Texas 77002
(Address of principal executive office) (Zip Code)

(281) 404-1890
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On May 16, 2013, Niska Gas Storage Partners LLC (the “Company”) issued a press release announcing that the Company will participate at in the 2013 National Association of Publicly Traded Partnerships (“NAPTP”) Annual Investor Conference being held on May 22 and 23, 2013 at the Hilton Stamford Hotel and Executive Meeting Center in Stamford, Connecticut, and that Simon Dupéré, President and Chief Executive Officer, Rick Staples, Executive Vice President and Vance Powers, Chief Financial Officer, are expected to deliver a presentation and conduct one-on-one meetings with institutional investors.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The presentation materials utilized at the conference will be accessible on the morning of May 21, 2013, on the Company’s website at www.niskapartners.com under the “Investor Centre” tab.

The information in this Current Report on Form 8-K, including the exhibit attached hereto, is being “furnished” pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

99.1           Press Release of Niska Gas Storage Partners LLC dated May 16, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NISKA GAS STORAGE PARTNERS LLC

Dated: May 21, 2013	By:	/s/ Jason A. Dubchak
		Name:	Jason A. Dubchak
		Title:	Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release of Niska Gas Storage Partners LLC dated May 16, 2013